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                                                                    EXHIBIT 32.1

                                 CERTIFICATION

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.ss. 1350, as adopted), Thomas C. Shull, the Chief Executive Officer of Hanover Direct, Inc. (the "Company"), and Charles E. Blue, the Chief Financial Officer of the Company, each hereby certifies that, to their knowledge:

     1. The Company's Amendment No. 1 to Annual Report on Form 10-K for the period ended December 28, 2002, to which this Certification is attached as
Exhibit 32.1 (the "Annual Report"), fully complies with the requirements of
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Annual Report fairly presents, in all material respects, the financial condition of the Company at the end of the periods covered by the Annual Report and the results of operations of the Company for the periods covered by the Annual Report.

     In Witness Whereof, the undersigned have set their hands hereto as of the 9th day of April, 2004.

                 /s/ THOMAS C. SHULL                                    /s/ CHARLES E. BLUE
-----------------------------------------------------  -----------------------------------------------------
      Thomas C. Shull, Chief Executive Officer               Charles E. Blue, Chief Financial Officer
            (Principal Executive Officer)                          (Principal Financial Officer)
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